Exhibit 10.51

Quality-852 Rev 001 Page 1 of 4
Title: Abbreviated Quality Agreement Template (level2)

This QUALITY AGREEMENT (“Agreement”) between SynCardia Systems, LLC, with principal offices at 1992 E. Silverlake Road, Tucson AZ, 85713-3865 and Nelson Laboratories, LLC SynCardia Level 2 (crucial) Supplier (“Supplier”), with principal offices at 6280 S. Redwood Road, Salt Lake City, UT, 84123 describes the commitment both parties agree to make to ensure that their respective products and services (“Product”) satisfy the quality requirements called out in this agreement.

1.	DEFINITIONS

a.	Design History File (DHF): A compilation of documentation that describes the design history of a product

b.	Device Master Record (DMR): A compilation of records containing the procedures and specifications for a finished device. Supplier generated DHF records may be requested as part of the DMR.

c.	Industry Standards: As a medical device company, SynCardia requires Suppliers to reference the following standards as applicable to SynCardia devices:

i.	21 CFR Part 820 Quality System Regulation

ii.	GHTF/SG3/N17:2008 Quality Management System – Medical Devices – Guidance on the Control of Products and Services Obtained from Suppliers

iii.	Guidance for Industry Contract Manufacturing Arrangements for Drugs: Quality Agreements, May 2013

iv.	ISO 13485 Medical devices – Quality Management Systems – Requirements for regulatory purposes

d.	PRODUCT: Product covers Parts and Services. Parts such as components, sub-assemblies, manufacturing materials, in-process devices, finished devices, returned devices, or services such as software development, consulting, calibration, or design that are being provided by the Supplier, are all considered as Product.

Table 1: Product Covered by this Quality Agreement

#	PRODUCT/SERVICE NAME	PART NUMBER	SAMPLE SUBMISSIONS	PRODUCT/SERVICE DESCRIPTION
1	Biological and Mechanical Testing	N/A	All samples are submitted using sample submission forms provided by Nelson Labs	Biological and Mechanical Testing

e.	Request for Supplier Corrective Action (RSCA): A request for corrective action issued to the Supplier to correct a non-conformance found affecting the quality of a product or service provided.

Quality-806 Rev 001

Quality-852 Rev 001 Page 2 of 5
Title: Abbreviated Quality Agreement Template (level2)

2.	RESPONSIBILITIES

a.	The Supplier shall assign an applicable Quality/Lab Representative in accordance with applicable activities for the duration of this contract which shall be responsible for overseeing Supplier activities that impact SynCardia products.

b.	Supplier agrees to provide services related to SynCardia Product in accordance with all applicable SynCardia specification documents, drawings, and industry standards or procedures. This includes testing, internal labeling, storage of SynCardia Product.

c.	SynCardia will maintain a Design History File (DHF) during product development. If Supplier participates during product development, Supplier will provide SynCardia with applicable documentation necessary to support the product (DHF).

d.	All controlled documentation, including that which is Supplier-generated, required for the manufacture and testing of the SynCardia Finished Device will be maintained by SynCardia in the Device Master Record (DMR).

3.	DOCUMENTED QUALITY SYSTEM

a.	Supplier shall maintain a documented system for ensuring consistent Product quality and compliance. A formal Quality Management System (QMS) is recommended but not required.

b.	If the Supplier operates an ISO certified QMS, Supplier shall provide a copy of their current certificate to SynCardia upon request. Changes in the certification status of Supplier’s QMS shall be promptly reported to SynCardia.

4.	NOTIFICATION OF REGULATORY AGENCIES

a.	SynCardia shall be responsible for all communication with regulatory authorities including notification of process and product changes and the submission of Annual Reports.

b.	SynCardia shall be responsible for all recall activities related to Finished Device and for reporting to regulatory authorities according to SynCardia’s written procedures.

c.	Supplier shall provide necessary information to assist with any investigations required by SynCardia as a result of a potential recall or field action.

d.	In the event of a Supplier-generated Product recall, the Supplier shall make all reasonable efforts to notify SynCardia within two business days.

5.	LABELING/ENVIRONMENT

a.	Supplier shall control all operations to prevent mix-ups, and to maintain traceability and component, product identification.

b.	Supplier shall test the products in a controlled environment and ensure that the products are always handled and stored in a manner that will prevent damage, degradation and mix-ups.

Quality-806 Rev 001

Quality-852 Rev 001 Page 3 of 5
Title: Abbreviated Quality Agreement Template (level2)

6.	NONCONFORMING PRODUCT

a.	Supplier is responsible for notifying SynCardia with a target date of 1 working day of deviation from a Supplier Standard Testing Procedure or a Protocol test method deviation that impact the results. Supplier shall explain and report applicable deviations in the final report.

b.	Supplier is responsible for notifying SynCardia with a target date of 1 working day of sample Out of Specification (OOS) test results that could impact raw material/product quality, safety, purity, efficacy. If the sample OOS is determined to not be due to laboratory error, Supplier will report all valid data, including the OOS results. Supplier will allow SynCardia access to information pertinent to the determination of the root cause of the sample OOS test result. SynCardia is responsible to address OOS results as appropriate, if no laboratory error was identified in the investigation.

c.	Supplier and SynCardia shall cooperate in conducting investigations or implementing corrective actions with respect to nonconforming Product.

d.	If investigations conducted by SynCardia reveal that Supplier workmanship has contributed to a Product nonconformance, a Request for Supplier Corrective Action (RSCA) may be issued to Supplier.

7.	AUDITS and CORRECTIVE ACTION

a.	Supplier shall allow SynCardia, or its authorized representative or notified body, to perform audits of the Supplier’s facilities, systems, documentation, and other requirements related to this agreement and to the testing of SynCardia Product.

b.	The scope of the audit shall be limited to Products supplied for SynCardia and related processes, and will be conducted at mutually agreed dates and times.

c.	SynCardia may issue a Request for Supplier Corrective Action (RSCA) to Supplier to address Product non-conformances, SynCardia complaints and/or critical findings from on-site audits.

8.	CHANGE CONTROL

a.	Supplier shall notify SynCardia of and obtain prior written approval of changes prior to implementation that supports GLP test methods specific to Product(s). Supplier’s use of sub- contracted facilities to test SynCardia Product shall be agreed upon in advance by both SynCardia and Supplier.

b.	According to Customer Specification Sheet (CSS) requested by the Customer, Contract Laboratory will notify Customer and obtain Customer’s written approval of changes (outside of GLP services) prior to implementation.

c.	According to Standard Test Protocol change, if a Specification change is required to internal testing processes, the change must be identified, documented, validated or where appropriate verified, reviewed and approved by Supplier in accordance with relevant process change procedures prior to their implementation.

Quality-806 Rev 001

Quality-852 Rev 001 Page 4 of 5
Title: Abbreviated Quality Agreement Template (level2)

9.	DISPUTES

a.	Both parties will use their commercially reasonable efforts to resolve any claim, controversy or dispute concerning any matter related to this agreement.

b.	If legal action is commenced, Supplier shall continue to perform its obligations under this agreement pending final resolution of the dispute.

Quality-806 Rev 001

Quality-852 Rev 001 Page 5 of 5
Title: Abbreviated Quality Agreement Template (level2)

This Agreement is effective as of the approval date on the signature page of this agreement and will continue through the completion of the contract services provided by Supplier to SynCardia, until it is superseded by a new version, or until the business relationship between Supplier and SynCardia is terminated.

In Witness Whereof, the parties have, by duly authorized persons, executed this Agreement.

SynCardia Systems, LLC		Nelson Laboratories, LLC

Signature:	/s/ Blagoberto Herrera	Signature:	/s/ Janeen Santarosa
Name:	Blagoberto Herrera	Name:	Janeen Santarosa
Title:	VP of Quality	Title:	Regulatory Specialist III
Date:	8 March 2019	Date:	04 March 2019

Address:		Address:

1992 E. Silverlake Road Tucson, Arizona 85713		6280 S Redwood Rd, Salt Lake City, UT 841

Phone Number: 520.545.1234		Phone Number: 801-290-7500

Quality-806 Rev 001